Exhibit 99.1

Molina Healthcare Announces the Closing of its Acquisition of AgeWell New York’s Managed Long Term Care Plan

LONG BEACH, Calif.--(BUSINESS WIRE)--October 3, 2022--Molina Healthcare, Inc. (NYSE: MOH) today announced that its acquisition of AgeWell New York’s Medicaid Managed Long Term Care (MLTC) business closed on October 1, 2022. As of September 30, 2022, AgeWell New York’s MLTC business served approximately 13,000 members.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 5.1 million members as of June 30, 2022. For more information about Molina Healthcare, please visit molinahealthcare.com.

Contacts

Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588